Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our reports dated February 12, 2004, relating to the financial statements and financial highlights of Multi-Cap Growth, Small Company Growth, Small Company Value, Capital Appreciation, Deep Value, Equity, Equity Income, Growth, Growth and Income, International Growth, Global Socially Responsive, Mergers and Acquisitions, Managed, High-Yield Bond, Short Duration Bond and Total Return Portfolios (constituting Enterprise Accumulation Trust, hereafter referred to as the “Trust”) which appear in the December 31, 2003 Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Representations and Warranties” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

April 28, 2004